                            CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST
                                       OF
                        KIDDER, PEABODY INVESTMENT TRUST

     The undersigned, being a Trustee of Kidder, Peabody Investment Trust (the 'Trust'), a Massachusetts business trust, hereby certifies pursuant to Section
8.3 of Article VIII and Section 10.1 of Article X of the Declaration of Trust of KIDDER, PEABODY INVESTMENT TRUST, as amended, that the Trustees of the Trust have duly adopted at the Board of Trustees meeting held on December 14, 1994 (adjourned to December 16, 1994) and ratified at the Board of Trustees meeting held on January 25, 1995 the following amendment to the Declaration of Trust of the Trust dated the 28th day of March 1991, in the manner provided in such Declaration of Trust.

VOTED: that the Declaration of Trust dated March 28, 1991 be, and it hereby is, amended to change the name of the Trust, from 'Kidder, Peabody Investment Trust' to 'Mitchell Hutchins/Kidder, Peabody Investment Trust' in the following manner:

                    Section  1.1. Name. The name of  the trust created hereby is the 'Mitchell Hutchins/Kidder, Peabody Investment Trust.'

                    Section 1.2(q) of Article I  of the Declaration of Trust  is
               hereby amended to read as follows:

                    (q)   'Trust'   means  'Mitchell   Hutchins/Kidder,  Peabody
               Investment Trust.'

              and that the names of the series thereof, previously designated by the Board of Trustees of the Trust be changed as follows:

               from: 'Kidder, Peabody Global Equity Fund'

               to:    'Mitchell Hutchins/Kidder, Peabody Global Equity Fund';

               from: 'Kidder, Peabody Global Fixed Income Fund'

               to:    'Mitchell Hutchins/Kidder,  Peabody  Global  Fixed  Income
                      Fund';

               from: 'Kidder, Peabody Intermediate Fixed Income Fund'

               to:    'Mitchell   Hutchins/Kidder,  Peabody  Intermediate  Fixed
                      Income Fund';

               from: 'Kidder, Peabody Asset Allocation Fund'

               to:    'Mitchell Hutchins/Kidder, Peabody Asset Allocation Fund';
                      and

               from: 'Kidder, Peabody Adjustable Rate Government Fund'

               to:    'Mitchell   Hutchins/Kidder,   Peabody   Adjustable   Rate
                      Government Fund'.

     IN WITNESS WHEREOF, the undersigned, being a Trustee of the Trust, has signed this Certificate of Amendment in duplicate, as of the 16th day of February, 1995.

                                                     THOMAS R. JORDAN
                                                     ----------------
                                                         Trustee